Revised 2/94

                    AQUILA DISTRIBUTORS, INC.
                         SALES AGREEMENT
               (for use with investment advisers)

From:

____________________________

____________________________

____________________________

To:
Aquila Distributors, Inc.
380 Madison Avenue, Suite 2300
New York, N.Y. 10017

Gentlemen:

We desire to enter into an agreement with you to make avail-able to our clients the shares of any of the funds of which you are, or may become, Distributor (hereinafter collective-ly referred to as the "Funds" or individually as the "Fund") on a fully disclosed basis wherein you would confirm trans-actions of our clients in such shares directly to them.
Upon acceptance of this Agreement by you, we understand that we may make shares of the Funds available to our clients, subject to all terms and conditions hereof and to your right without notice to suspend or terminate the sale of shares of any one or more of the Funds.

1. We understand that shares of the Funds will be offered and sold by you at the current net asset value in effect as set forth in each Fund's then current Prospectus (which term as used herein includes any related Statement of Additional Information). All purchase requests and applications sub-mitted by us are subject to acceptance or rejection as set forth in each Fund's then current Prospectus.

2. We certify that we are an investment adviser, registered with the Securities and Exchange Commission under the In-vestment Advisers Act of 1940 and registered under relevant state statutes; we furthermore undertake to maintain such registrations. You certify that you are a broker-dealer, registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, registered with the Na-tional Association of Securities Dealers, Inc., and regis-tered under relevant state statutes; you furthermore under-take to maintain such registrations. We and you further agree to comply with all applicable statutes and regula-tions. We and you agree that we and you will make available for sale shares of the Funds only in those states or juris-dictions whose laws so permit, whether or not such permis-sion is dependent on registration or qualification of the Funds or their shares under such laws.

3. We shall make shares of the Funds available only in ac-cordance with the terms and conditions of the then current Prospectus of each Fund, and we shall make no representa-tions not included in said Prospectus or in any authorized supplemental material supplied by you. In no transaction where we make shares of the Funds available to our clients shall we have any authority to act as agent for the Funds. The clients in question are for all purposes our clients and not your clients. However, you will be responsible for mai-ling each Fund's then current Prospectus (not including the related Statement of Additional Information) with the con-firmations. You will clear transactions for each of our clients only upon our authorization, it being understood in all cases that (i) we are acting as agent for the client,
(ii) the transactions are without recourse against us by the client, (iii) our client will have full beneficial ownership of the shares, and (iv) each transaction is for the account of the client and not for our account. We agree to be re-sponsible for the proper instruction and training of all personnel employed by us in this area, in order that such shares will be offered in accordance with the terms and con-ditions of this Agreement and all applicable laws and regu-lations. We agree to hold you and the Funds harmless and to indemnify you and the Funds in the event that we, or any of such personnel, violate any law or regulation, or any provi-sions of this Agreement, which violation may result in lia-bility to you and/or any Fund. All expenses which we incur in connection with our activities under this Agreement will be borne by us.

4. Payment for purchases by our clients of shares of any Fund made by wire order from us will be received by you or such Fund within five business days after the acceptance of our order or such shorter time as may be required by law.
If such payment is not so received, we understand that you reserve the right, without notice, forthwith to cancel the sale, or, at your option, to sell the shares ordered by us back to such Fund, in which latter case we may be held re-sponsible for any loss, including loss of profit, suffered by you and/or such Fund resulting from our failure to make the aforesaid payment. Where sales of shares of any Fund are contingent upon such Fund's receipt of Federal funds in payment therefor, we shall forward promptly to you any pur-chase orders and payments received by us from our clients.

5. We agree to make shares available to our clients only (a) at the net asset value, (b) from you, and (c) to cover or-ders already received from our clients. We shall not with-hold placing with you orders received from our clients so as to profit ourselves as a result of such withholding; e.g., by a change in the net asset value from that used in deter-mining the net asset value to our clients.

6. Your obligations to us under this Agreement are subject to all the provisions of any agreements entered into between you and the Funds. We understand and agree that in perfor-ming our services covered by this Agreement we are acting as agent for our clients, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in this Agree-ment shall be construed to constitute us or any of our a-gents, employees or representatives as your agent, partner or employee, or as the Funds' agent or employee.

7. We may terminate this Agreement by notice in writing to you, which termination shall become effective thirty days after the date of mailing such notice to you. However, our termination of this Agreement will not terminate our respon-sibilities under sections (iv) and (v) of Paragraph 9 here-under. We agree that you have and reserve the right, in your sole discretion without notice, to suspend sales of shares of any one or more of the Funds, or to withdraw en-tirely the offering of shares of any one or more of the Funds, or, in your sole discretion, to modify, amend, or cancel this Agreement upon written notice to us of such mo-dification, amendment, or cancellation, which shall become effective on the date stated in such notice. Without limi-ting the foregoing, you may terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Your failure to terminate for any cause will not constitute a waiver of your right to terminate at a later date for any such cause. All notices hereunder will be to the respective parties at the addresses listed hereon, unless changed by notice given in accordance with this Agreement.

8. This Agreement will become effective when it is executed and dated by you, and will be in substitution of any prior agreement between you and us covering shares of the Funds.
This Agreement is not assignable or transferable, except that you may assign or transfer this Agreement to any suc-cessor firm or corporation which becomes a principal under-writer of the Funds.

9. We agree that (i) each purchase order is on behalf of an investment advisory client, (ii) the relationship between us and the client was not formed solely for the purpose of pur-chasing shares of any Fund at net asset value, (iii) the shares purchased pursuant to such purchase order will not be resold except by redemption, (iv) there is no charge rela-ting to such purchase other than our normal service charge, and (v) we may disclose the name of any Fund to the client without your consent.


                          _________________________________
                          (name of investment adviser)

                          By:______________________________
                          (signature of officer)

                          _________________________________
                          (name and title of officer)

                          _________________________________
                          (telephone number)
Accepted:
Aquila Distributors, Inc.


By:________________________
(signature of officer)

___________________________
(name and title of officer)

Dated:______________, 19__